Exhibit 5

AGREEMENT FOR PURCHASE AND SALE OF STOCK SHARES

This Agreement for Purchase and Sale of Stock Shares is made and entered into by and between Victor S. Trione as Trustee of the Victor S. Trione Declaration of Trust under Trust Agreement dated October 10, 1998, as amended, and Mark H. Trione and John F. Hamann as Trustees of the Madelyne Victoria Trione Trust under Trust Agreement dated June 13, 2002.

ARTICLE I

DEFINITIONS

As used in this Agreement for Purchase and Sale of Stock Shares, the following terms have the following meanings unless the context otherwise indicates:

A. Agreement. The term “Agreement” means this Agreement for Purchase and Sale of Stock Shares.

B. Buyer. The term “Buyer” means Mark H. Trione and John F. Hamann as Trustees of the Madelyne Victoria Trione Trust under Trust Agreement dated June 13, 2002, and the successors and assigns of the said trust.

C. Seller. The term “Seller” means Victor S. Trione as Trustee of the Victor S. Trione Declaration of Trust under Trust Agreement dated October 10, 1998, as amended, and the successors and assigns of the said trust.

D. Corporation. The term “Corporation” means Luther Burbank Corporation, a California corporation.

E. Outstanding Common Stock. The term “Outstanding Common Stock” means Two Hundred Ten Thousand (210,000) shares of Common Stock of the Corporation, which represents one hundred percent (100%) of: (i) all issued and outstanding stock of the Corporation; and (ii) interest in the capital, profits, and losses of the Corporation.

F. Seller’s Interest in Corporation. Seller currently owns One Hundred Eleven Thousand (111,000) shares of Common Stock, which represents approximately fifty-two and eighty-six hundredths percent (52.86%) of the Outstanding Common Stock.

G. Stock Shares. The term “Stock Shares” means Twenty-Eight Thousand (28,000) shares of Common Stock of the Corporation, which represents approximately thirteen and thirty-three hundredths percent (13.33%) of the Outstanding Common Stock.

H. Purchase Price. The term “Purchase Price” means the purchase price for the Stock Shares that is to be paid by Buyer to Seller pursuant to Paragraph A. of Article III / below.

I. Promissory Note. The term “Promissory Note” means the Promissory Note that is to be executed by Buyer pursuant to Paragraph B. of Article III below, and all amendments and modifications thereto.

J. Security Agreement. The term “Security Agreement” means the Security Agreement that is to be executed by Buyer and Seller pursuant to Paragraph C. of Article III below, and all subsequent amendments and modifications thereto.

K. Closing Date. The term “Closing Date” means the date on which the sale of the Stock Shares by Seller to Buyer is to close, which is to be the date specified in Paragraph A. of Article VI below.

ARTICLE II

PURCHASE AND SALE OF STOCK SHARES

Buyer hereby agrees to purchase the Stock Shares from Seller, and Seller hereby agrees to sell the Stock Shares to Buyer, for the price and on the terms and conditions contained in this Agreement.

ARTICLE III

PURCHASE PRICE AND TERMS

A. Purchase Price. The Purchase Price shall be the appraised fair market value of the Stock Shares as of the Closing Date, based on a Valuation Report prepared by the business valuation and certified public accounting firm of Pisenti & Brinker LLP, of Napa, California (the “Appraised Value”). The Appraised Value of the Stock Shares is Twenty Million Seven Hundred Seventy-Six Thousand Dollars ($20,776,000).

B. Terms of Payment. The Purchase Price that is determined pursuant to Paragraph A. above is to be paid pursuant to the Promissory Note to be executed by Buyer payable to the order of Seller, one copy of which is attached to this Agreement as Exhibit A. The Promissory Note is to bear interest on the declining principal balance at the “mid-term applicable federal rate” under Section 1274(d) of the Internal Revenue Code of 1986, as amended, for interest compounded semi-annually, as in effect for the calendar month in which the Closing Date occurs. The Promissory Note is to accrue interest from the Closing Date and is to require semi-annual payments of principal and interest based on full amortization of the Purchase Price over a term of nine (9) years. The semi-annual payments shall be due and payable on May 1 and November 1 of each calendar year, commencing November 1, 2010. The entire unpaid principal balance, together with all current and accrued interest, is to be paid in full on May 1, 2019. Buyer shall execute the Promissory Note with an initial principal balance of Twenty Million Seven Hundred Seventy-Six Thousand Dollars ($20,776,000). The mid-term applicable federal rate for the month of May 2010, for interest compounded semi-annually, is two and eighty-five hundredths percent (2.85%).

C. Security for Promissory Note Payments. The Promissory Note is to be secured by a security interest in the Stock Shares. The security interest is to be granted pursuant to the Security Agreement to be executed by Buyer and Seller, one copy of which is attached to this Agreement as Exhibit B. (The attached copy of the Security Agreement is based upon an assumed rate of interest of two and eighty-five hundredths percent (2.85%) per annum on the Promissory Note.)

D. Adjustments to Purchase Price Based on Final Tax Value. If the purchase and sale of the Stock Shares is examined by the Internal Revenue Service for federal tax purposes, and if the examination results in a determination (by settlement, litigation, or otherwise) that the true fair market value of the Stock Shares as of the Closing Date as finally determined for federal tax purposes (the “Final Tax Value”) differs from the Appraised Value, then the Purchase Price shall be increased or decreased, as the case may be, to the Final Tax Value. Within a reasonable time after the determination of the Final Tax Value, Buyer and Seller shall execute an addendum to this Agreement to specify and acknowledge the Final Tax Value and that it shall be the Purchase Price. Buyer and Seller shall also execute an amended and restated Promissory Note and an amendment to the Security Agreement to state the revised initial principal balance of the Promissory Note to reflect correctly the Purchase Price. In addition, if the required annual payments on the amended and restated Promissory Note are greater than the amounts previously paid, Buyer shall pay to Seller the difference between the required annual payments and the amounts previously paid, together with interest thereon at the interest rate specified in Paragraph B. above from the date or dates on which the previous payments were paid to the date on which the Final Tax Value was determined, compounded semi-annually as of May 1 and November 1 of each year. Conversely, if the required annual payments on the amended and restated Promissory Note are less than the amounts previously paid, Seller shall refund to Buyer the difference between the amounts previously paid and the required annual payments, together with interest thereon at the interest rate specified in Paragraph B. above from the date or dates on which the previous payments were paid to the date on which the Final Tax Value was determined, compounded semi-annually as of May 1 and November 1 of each year.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

A. Representations and Warranties of Seller. Seller hereby represents and warrants to Buyer that the following are true and correct and will remain true and correct as of the Closing Date.

1. The Victor S. Trione Declaration of Trust is a valid trust formed under the laws of the State of California.

2. Seller is the owner of the Stock Shares, and the Stock Shares are free and clear of all liens and encumbrances.

3. The sale of the Stock Shares by Seller to Buyer pursuant to this Agreement will not constitute a violation or breach by Seller of any contract or other instrument to which Seller is a party, to which Seller is subject, or by which any of Seller’s assets or properties may be affected. In addition, Seller represents and warrants to Buyer that, as of the date of this Agreement and as of the Closing Date, there have not been and will not be any judgments, orders, writs, injunctions, or decrees issued against or imposed upon Seller or the Stock Shares that would preclude Seller from completing the sale pursuant to this Agreement, and the sale will not result in a violation of any applicable law, order, rule, or regulation of any governmental authority.

4. Seller shall indemnify and hold Buyer harmless from and against any and all liability, claims, and expenses (including reasonable attorneys’ fees) caused in any manner on account of any claim arising out of Seller not having transferred to Buyer full and complete title to the Stock Shares, subject only to the terms and provisions of the Security Agreement.

5. The Corporation is a corporation duly organized, validly existing and in good standing under the laws of the State of California.

B. Representations and Warranties of Buyer. Buyer hereby represents and warrants to Seller that the following are true and correct and will remain true and correct as of the Closing Date.

1. The Madelyne Victoria Trione Trust is a valid trust formed under the laws of the State of California.

2. Buyer is purchasing the Stock Shares based upon Buyer’s own investigation and is not relying on any representation or warranty of Seller except as provided herein.

3. The Stock Shares will be held, administered and disposed of in accordance with the terms of the Madelyne Victoria Trione Trust, of which Madelyne Victoria Trione is the “Primary Beneficiary.”

4. The purchase of the Stock Shares by Buyer from Seller pursuant to this Agreement will not constitute a violation or breach by Buyer of any contract or other instrument to which Buyer is a party, to which Buyer is subject, or by which any of Buyer’s assets or properties may be affected. In addition, Buyer represents and warrants to Seller that, as of the date of this Agreement and as of the Closing Date, there have not been and will not be any judgments, orders, writs, injunctions, or decrees issued against or imposed upon Buyer that would preclude Buyer from completing the purchase pursuant to this Agreement, and the purchase will not result in a violation of any applicable law, order, rule, or regulation of any governmental authority.

C. Access to Records and Information. Pending the closing, Seller agrees to provide Buyer and Buyer’s agents and representatives with complete access to all of the books, records, and other documents of every kind of the Corporation (including, without limitation, all contracts and agreements to which the Corporation is a party). Seller also agrees to provide Buyer and Buyer’s agents and representatives with any additional financial and other information regarding the business and assets of the Corporation which Buyer may from time to time reasonably request.

D. Survival of Representations and Warranties. The representations and warranties of Seller and Buyer contained in this Agreement are to survive the closing and the Closing Date.

E. Disclaimer of Other Warranties. Seller hereby disclaims all other warranties with respect to the Stock Shares, specifically including, but not necessarily limited to, any representations as to the future profitability of ownership of the Stock Shares and the financial condition of the Corporation.

F. S Corporation Election. Buyer acknowledges that an election is now in effect by the Corporation to be taxed under Subchapter S of the Internal Revenue Code of 1986, as amended (the “S Corporation Election”). Buyer hereby agrees to administer the Madelyne Victoria Trione Trust in a manner that will not adversely affect the S Corporation Election of the Corporation.

ARTICLE V

CONTINGENCIES

The obligation of Seller to sell the Stock Shares to Buyer is subject to the contingencies specified in Paragraph A. below, and the obligation of Buyer to purchase the Stock Shares from Seller is subject to the contingencies specified in Paragraph B. below.

A. Contingencies for Seller’s Obligations. The obligation of Seller to sell the Stock Shares to Buyer is expressly contingent upon the satisfaction or waiver by Seller of each of the following contingencies:

1. The obligation of Seller to sell the Stock Shares to Buyer is contingent upon the execution by Buyer of the Promissory Note and Security Agreement specified in Paragraphs B. and C. of Article III above not later than the Closing Date.

2. The obligation of Seller to sell the Stock Shares to Buyer is also contingent upon all of Buyer’s representations and warranties contained in Paragraph B. of Article IV above being true and correct as of the Closing Date.

B. Contingencies for Buyer’s Obligations. The obligation of Buyer to purchase the Stock Shares from Seller is expressly contingent upon the satisfaction or waiver by Buyer of each of the following contingencies:

1. The obligation of Buyer to purchase the Stock Shares is contingent upon the issuance by Seller on or before the Closing Date of such documents as are necessary to vest in Buyer title to the Stock Shares, including (without limitation) a valid new certificate representing the Stock Shares in Buyer’s name, duly endorsed or accompanied by an assignment separate from certificate, or if such certificate for the Stock Shares has been lost, an affidavit of lost certificate with respect to such certificate for the Stock Shares in a form reasonably satisfactory to the Corporation and to Buyer (the “Stock Transfer Documents”).

2. The obligation of Buyer to purchase the Stock Shares from Seller is also contingent upon all of the representations and warranties of Seller contained in Paragraph A. of Article IV above being true and correct as of the Closing Date.

ARTICLE VI

CLOSING DATE, COSTS AND CONFLICT WAIVER

A. Closing Date. The sale of the Stock Shares by Seller to Buyer is to close within five (5) business days after the satisfaction of the contingencies specified in Paragraphs A. and B. of Article V above. On the Closing Date, Seller is to deliver to Buyer the Stock Transfer Documents specified in Subparagraph B.1. of Article V above and Buyer is to deliver to Seller the Promissory Note and Security Agreement specified in Paragraphs B. and C. of Article III above. It is contemplated that the Closing Date will be May 28, 2010.

B. Costs of Sale. Seller agrees to pay the legal fees and costs of the law firm of Hanson Bridgett LLP incurred in the preparation and execution of this Agreement, the Promissory Note, the Security Agreement, the Stock Transfer Documents and any other legal documents required for the sale of the Stock Shares.

C. Conflict Waiver. Buyer and Seller acknowledge that the law firm of Hanson Bridgett LLP is preparing legal documents on behalf of both of them. Buyer and Seller further acknowledge that the law firm of Hanson Bridgett LLP has encouraged each of them to seek independent legal counsel as to the contents and legal effects of the Agreement and other documents. Each party represents and warrants to the other that if the party has waived the opportunity to seek independent legal counsel, each has done so freely, voluntarily, and without undue influence.

ARTICLE VII

MISCELLANEOUS

A. Attorneys’ Fees. If either party brings any action or proceeding to enforce, protect, or establish any right or remedy under this Agreement, the prevailing party is to be entitled to recover reasonable attorneys’ fees and costs.

B. Notices. All notices required or permitted to be given by law or by the terms of this Agreement are to be in writing and are to be considered given on the first to occur of the following: (i) such time as it is actually received by such person; (ii) if a courier such as Federal Express or UPS is used, the delivery date recorded by the courier; or (iii) in the case of a notice sent by facsimile (“fax”) or email, on the date of transmission of the fax or email provided that the recipient confirms receipt by return fax or email to the sender on the same or the next following business day.

C. Assignability. Neither party to this Agreement may assign all or any part of the party’s rights and obligations under the terms of this Agreement without the prior written consent of the other party. No assignment that is approved by the other party is to relieve the assignor of the assignor’s obligations under the terms of this Agreement if the assignee fails to perform those obligations.

D. Binding Effect. Subject to the restrictions of Paragraph C. above, this Agreement is to be binding upon and is to inure to the benefit and detriment of the parties hereto and their respective personal representatives, heirs, successors, and assigns.

E. Governing Law. This Agreement is to be governed by and construed in accordance with the laws of the State of California as in effect from time to time.

F. Time of the Essence. Time is of the essence with respect to each provision of this Agreement.

G. Gender and Number. As used in this Agreement, the masculine, feminine, or neuter gender, and the singular or plural number, are to each be considered to include the others whenever the context so indicates.

H. Entire Agreement. This Agreement contains the entire agreement of the parties on the matters covered. No other agreement, statement, or promise made by either party that is not in writing and signed by both parties is to be binding.

I. Severability. Every provision of this Agreement is intended to be severable. Accordingly, if any provision of the Agreement is declared to be illegal or invalid for any reason whatsoever, then such illegality or invalidity is not to affect the other provisions, all of which are to remain binding and enforceable.

J. Execution of Further Documents. Each party to this Agreement agrees to perform any further acts and to execute and deliver any additional documents which may be reasonably necessary to effectuate the provisions of this Agreement.

K. Counterparts, Signatures. This Agreement may be executed in counterparts, which, taken together, shall comprise the entire Agreement. Facsimile or electronic (e.g., pdf) signatures shall be treated as original signatures and may be relied upon as originals.

L. Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

IN WITNESS WHEREOF, the parties execute this Agreement on this 28th day of May, 2010.

SELLER:

Victor S. Trione Declaration of Trust

	By:	/s/ Victor S. Trione
Victor S. Trione, Trustee

BUYER:

Madelyne Victoria Trione Trust
	By:	/s/ Mark H. Trione
Mark H. Trione, Trustee

	By:	/s/ John F. Hamann
John F. Hamann, Trustee

PROMISSORY NOTE

May 28, 2010

$20,776,000

For value received, Mark H. Trione and John F. Hamann as Trustees of the Madelyne Victoria Trione Trust under Trust Agreement dated June 13, 2002 (“Maker”), promises to pay to the order of Victor S. Trione as Trustee of the Victor S. Trione Declaration of Trust under Trust Agreement dated October 10, 1998, as amended (“Holder”) the principal sum of Twenty Million Seven Hundred Seventy-Six Thousand Dollars ($20,776,000) plus interest on the outstanding principal balance in accordance with the terms set forth in this Promissory Note (“Note”).

1. Interest. Interest on the outstanding principal balance shall accrue at the rate of two and eighty-five hundredths percent (2.85%) per annum, compounded semi-annually, from the date hereof until payment in full of the outstanding principal. Any unpaid interest shall be accumulated and added to principal with further interest calculated thereon.

2. Note Payments. Semi-annual installments of principal and interest based on amortization of the outstanding principal balance over a term of nine (9) years shall be due and payable on May 1 and November 1 of each calendar year, commencing November 1, 2010. The entire unpaid principal balance, together with all current and accrued interest, is to be paid in full on May 1, 2019. All installments of principal and interest of this Note shall be payable in lawful money of the United States of America, at such place as Holder may designate in writing from time to time.

3. Application of Payments. Each semi-annual payment made under this Note shall be applied first to any accrued but unpaid interest and thereafter to principal. This provision shall not be construed to restrict or limit the right to prepay provided in Section 4 below.

4. Prepayment. Maker shall have the right to prepay all or any portion of the amount due under this Note at any time or from time to time without payment of penalty or premium.

5. Security. Payment of this Note shall be secured by that certain Security Agreement of even date herewith (the “Security Agreement”), executed and delivered by Maker and pledging as security Maker’s Twenty-Eight Thousand (28,000) shares of Common Stock of Luther Burbank Corporation, a California corporation.

6. Events of Default. Maker shall be in default (“Default”) of this Note on the occurrence of any of the following events: (i) Maker fails to meet Maker’s obligation to make any required payment within forty-five (45) days after written demand by Holder in accordance with Section 2 above; (ii) Maker makes an assignment for the benefit of creditors or is unable, or admits in writing Maker’s inability, to pay Maker’s debts as they become due; (iii) Maker commences any case, proceeding, or other action under any existing or future law of any jurisdiction relating to bankruptcy, insolvency, or relief of debtors, or any such action is commenced against Maker; or (iv) Maker suffers a receiver to be appointed for Maker or for any of Maker’s property or suffers a garnishment, attachment, levy or execution.

7. Remedies. Upon Default of this Note as provided for in Section 6 above, Holder may declare the entire amount due and owing hereunder to be immediately due and payable. Holder shall also have all rights and remedies available under the Security Agreement and in law and in equity to enforce and collect the amount owed under this Note.

8. Costs of Collection. If action is instituted to collect this Note or if proceedings shall be commenced for the foreclosure upon the security, Maker promises to pay all reasonable costs and expenses (including reasonable attorneys’ fees) incurred in connection with such action or proceedings immediately on demand, together with interest thereon from the date of such demand until paid at the rate applicable to the principal owing hereunder as if such unpaid costs and expenses had been added to the principal hereunder.

9. No Waiver by Holder. No previous waiver and no failure or delay by Holder in acting with respect to the terms of this Note or the Security Agreement shall constitute a waiver of any breach, Default or failure of condition under this Note, the Security Agreement or the obligations secured thereby. A waiver of any term of this Note, the Security Agreement or of any of the obligations secured thereby must be made in writing and signed by Holder and shall be limited to the express terms of such waiver.

10. Waiver by Maker. Maker hereby expressly waives presentment, demand for payment at such time as any payments are due under this Note, notice of dishonor, notice of default or delinquency, notice of acceleration, notice of protest and nonpayment, notice of costs, expenses and losses and interest thereon, notice of interest on interest and cap charges and diligence in taking any action to collect any sums owing under this Note or in proceeding against any of the rights or interests in and to assets securing payment of the Note.

11. Notices. All notices required or permitted to be given by law or by the terms of this Note are to be in writing and are to be considered given on the first to occur of the following: (i) such time as it is actually received by such person; (ii) if a courier such as Federal Express or UPS is used, the delivery date recorded by the courier; or (iii) in the case of a notice sent by facsimile (“fax”) or email, on the date of transmission of the fax or email provided that the recipient confirms receipt by return fax or email to the sender on the same or the next following business day.

12. Assignability. Holder may assign this Note, and upon such an assignment, the assignee is to be entitled, upon notification to Maker, to all of the rights and remedies of Holder under this Note. Maker may not assign all or any part of Maker’s rights and obligations under the terms of this Note without the prior written consent of Holder. No assignment by Maker that is approved by Holder and no assignment by Holder is to relieve the assignor of the assignor’s obligations under the terms of this Note if the assignee fails to perform those obligations.

13. Binding Effect. Except as provided in Section 12 above, this Note is to be binding upon and is to inure to the benefit and detriment of the parties hereto and their respective personal representatives, heirs, successors, and assigns.

14. Entire Agreement. This Note contains the entire agreement of the parties on the matters covered. No other agreement, statement, or promise made by either party that is not in writing and signed by both parties is to be binding.

15. Time of the Essence. Time is of the essence with respect to each provision of this Note.

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16. Severability. If any provision of this Note, or the application of it to any party or circumstance is held to be invalid, such provision shall be ineffective, but the remainder of this Note, and the application of such provision to the other parties or circumstances, shall not be affected thereby.

17. Governing Law. This Note shall be construed in accordance with the laws of the State of California, without regard to its conflicts of law provisions, and shall be deemed to be executed and delivered in California.

18. Headings. The headings contained in this Note are for reference purposes only and shall not affect in any way the meaning or interpretation of this Note.

19. Amendments. This Note may be amended or terminated only by a writing signed by Maker and Holder.

20. Counterparts, Signatures. This Note may be executed in counterparts, which, taken together, shall comprise the entire Note. Facsimile or electronic (e.g., pdf) signatures shall be treated as original signatures and may be relied upon as originals.

IN WITNESS WHEREOF, Maker has executed this Note upon the date above written.

MAKER:

MADELYNE VICTORIA TRIONE TRUST

By:	/s/ Mark H. Trione
Mark H. Trione, Trustee

By:	/s/ John F. Hamann
John F. Hamann, Trustee

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SECURITY AGREEMENT

This Security Agreement is executed by Mark H. Trione and John F. Hamann as Trustees of the Madelyne Victoria Trione Trust under Trust Agreement dated June 13, 2002, as “Debtor,” and Victor S. Trione as Trustee of the Victor S. Trione Declaration of Trust under Trust Agreement dated October 10,1998, as amended, as “Secured Party.”

ARTICLE I

CREATION OF SECURITY INTEREST

Debtor hereby grants to Secured Party a security interest in the collateral described in this Security Agreement pursuant to California Commercial Code, Division 9: Secured Transactions.

ARTICLE II

OBLIGATIONS SECURED

The security interest is granted to Secured Party to secure the following obligations:

A. Payment of the indebtedness evidenced by a Promissory Note (the “Note”) of the same date as this Security Agreement executed by Debtor payable to the order of Secured Party in the original principal sum of Twenty Million Seven Hundred Seventy-Six Thousand Dollars ($20,776,000), together with interest at the rate of two and eighty-five hundredths percent (2.85%) per annum on the declining principal balance from the date hereof.

B. The expenses and costs incurred or paid by Secured Party in the maintenance and preservation of the collateral and the enforcement of the rights of Secured Party and duties of Debtor as stated in this Security Agreement, including, without limitation, attorneys’ fees, court costs, foreclosure expenses, and witness fees.

ARTICLE III

DESCRIPTION OF COLLATERAL

The collateral of this Security Agreement consists of Twenty-Eight Thousand (28,000) shares of Common Stock of Luther Burbank Corporation, a California corporation (the “Corporation”). The said Twenty-Eight Thousand (28,000) shares of Common Stock of the Corporation is hereafter referred to as the “Stock Shares.” The collateral of this Security Agreement also includes the proceeds, accessions, substitutions, and replacements of the Stock Shares.

ARTICLE IV

PURCHASE MONEY

Debtor acknowledges that the proceeds of the obligations secured by this Security Agreement have been used to enable Debtor to acquire ownership of the Stock Shares.

ARTICLE V

PERFECTION OF SECURITY INTEREST

To perfect the security interest that is granted to Secured Party by the terms of this Security Agreement, Debtor agrees as follows:

A. Debtor hereby authorizes the law firm of Hanson Bridgett LLP to transfer ownership of the Stock Shares to any purchaser of the Stock Shares at a foreclosure sale conducted pursuant to this Security Agreement. The acknowledgment by Hanson Bridgett LLP of receipt of such authorization is at the end of this Security Agreement.

B. Debtor agrees to take whatever action is necessary to have the Secretary of the Corporation sign an acknowledgment that Secured Party holds a security interest in the Stock Shares and an agreement that the Corporation will not transfer the Stock Shares or issue any additional ownership interests in the Corporation without the consent of Secured Party. The acknowledgment and agreement is at the end of this Security Agreement.

ARTICLE VI

CLASSIFICATION OF COLLATERAL

Debtor acknowledges that at the time the security interest attaches, the collateral consists of “general intangibles,” as that term is defined in California Commercial Code, Section 9102(a)(42).

ARTICLE VII

COVENANTS OF DEBTOR

A. Payment of Liens and Security Interests. Debtor agrees to pay, prior to delinquency, all taxes, charges, liens, and security interests against the collateral, and upon the failure of Debtor to do so, Secured Party may, at Secured Party’s option, pay any of the obligations. Secured Party is to be the sole judge of the legality or validity thereof and the amount necessary to discharge the obligations. Debtor must reimburse Secured Party on demand for any amounts paid by Secured Party pursuant to this Paragraph A., together with interest thereon at the rate of twelve percent (12%) per annum from the date of payment until the date of reimbursement.

B. Financial Statements. Upon the request of Secured Party, Debtor must provide Secured Party with copies of the annual financial statements for Debtor and the Corporation. If Secured Party requests such annual financial statements, the requested statements must be prepared by an independent certified public accountant and must be prepared in conformance with generally accepted accounting principles. However, the annual financial statements may be “compiled,” rather than “reviewed” or “audited,” as those terms are defined by the American Institute of Certified Public Accountants. Copies of any annual financial statements requested by Secured Party must be presented within ninety (90) days after the end of Debtor’s and the Corporation’s fiscal year. All of the financial statements that are presented to Secured Party must be accompanied with a written certification by the Trustees of Debtor and the Secretary of the Corporation that the financial statements have been prepared in conformance with this Paragraph B. and that the financial statements do not contain any material errors or omissions.

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ARTICLE VIII

DEFINITION OF DEFAULT

The occurrence of any of the following is to constitute an event of default by Debtor under this Security Agreement.

A. Any default by Debtor of its obligations under the Note.

B. The failure by Debtor to comply with any of the covenants contained in Article VII above.

C. The filing of a petition by or against the Corporation under any state or federal law relating to the relief of debtors, any assignment by the Corporation for the benefit of creditors, or the insolvency or cessation of business by the Corporation.

D. The sale, exchange, or other disposition of all or any portion of the Stock Shares or any interest in the Stock Shares, whether voluntarily or involuntarily, without the consent of Secured Party.

E. The issuance by the Corporation of any additional ownership interests in the Corporation without the consent of Secured Party.

F. The sale, exchange, or other disposition by the Corporation of any of its ownership interests, whether voluntarily or involuntarily, without the consent of Secured Party.

ARTICLE IX

ACCELERATION

Upon the occurrence of an event of default, Secured Party may, at Secured Party’s option, declare immediately due and payable all obligations of Debtor to Secured Party, and the obligations are, upon notice to or demand upon Debtor, to become immediately due and payable.

ARTICLE X

SECURED PARTY’S RIGHTS AND REMEDIES

A. Secured Party may assign this Security Agreement, and upon such an assignment, the assignee is to be entitled, upon notification to Debtor, to all of the rights and remedies of Secured Party under this Security Agreement.

B. Upon the occurrence of an event of default, Secured Party is to have the following rights and remedies, in addition to any other right and remedies which may be provided by other provisions of this Security Agreement or by law:

1. Secured Party may exercise the rights of enforcement contained in the California Commercial Code in effect in the State of California on the date of the default, including the right to conduct a public or private foreclosure sale and to obtain a deficiency judgment, if applicable. Any public or private foreclosure sale of the Stock Shares must, however, be conducted in conformance with the applicable provisions of the California Commercial Code that are in effect on the date of the sale.

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2. Pending the exercise of the rights of enforcement described in Subparagraph B.1. above, Secured Party may exercise all voting rights incident to the Stock Shares.

3. Pending the exercise of the rights of enforcement described in Subparagraph B.1. above, all distributions that are made by the Corporation with respect to the Stock Shares are to be paid to Secured Party, to be applied against the indebtedness of Debtor to Secured Party.

ARTICLE XI

RIGHTS AND REMEDIES OF DEBTOR

Debtor is to have all of the rights and remedies before and after default that are provided in Division 9 of the California Commercial Code as in effect in the State of California from time to time.

ARTICLE XII

WAIVERS

A. No delay, failure or discontinuance of Secured Party in exercising any right, power, privilege or remedy hereunder shall affect or operate as a waiver of such right, power, privilege or remedy; nor shall any single or partial exercise of any such right, power, privilege or remedy preclude, waive or otherwise affect any other or further exercise thereof or the exercise of any other right, power, privilege or remedy. Any waiver, permit, consent or approval of any kind by Secured Party of any default hereunder, or any such waiver of any provisions or conditions hereof, must be in writing and shall be effective only to the extent set forth in writing.

B. To the extent permitted by applicable law, Debtor waives (i) any right to require Secured Party to pursue any other remedy in Secured Party’s power whatsoever; (ii) any defense resulting from the absence, impairment or loss of any right of reimbursement or subrogation or other right or remedy of Debtor against any security, whether resulting from an election by Secured Party to foreclose upon such security by nonjudicial sale, or otherwise; (iii) any benefit of, and any right to participate in, any security now or hereafter received by Secured Party until the obligations secured by this Security Agreement have been paid, other than any contingent obligations which, by their terms, survive the termination of this Security Agreement or the Note; (iv) all presentments, demands for performance, notices of non-performance, protests, notice of dishonor, and notices of acceptance of this Security Agreement and of the existence, creation or incurring of new or additional obligations secured by this Security Agreement; (v) the benefit of any statute of limitations; and (vi) any right to be informed by Secured Party of any other circumstances bearing upon the risk of nonpayment or nonperformance of the obligations.

ARTICLE XIII

EXECUTION OF DOCUMENTS

Debtor agrees to execute alone or with Secured Party at the time of the execution of this Security Agreement, or at any other time until the Security Agreement has terminated, any documents needed to perfect and protect the security interest granted to Secured Party by the terms of this Security Agreement, to pay all associated costs, and to execute and deliver any additional documents which may be reasonably necessary to effectuate the provisions of this Security Agreement.

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ARTICLE XIV

MISCELLANEOUS

A. Attorneys’ Fees. If either party brings any action or proceeding to enforce, protect, or establish any right or remedy under this Security Agreement, the prevailing party is to be entitled to recover reasonable attorneys’ fees and costs.

B. Notices. All notices required or permitted to be given by law or by the terms of this Security Agreement are to be in writing and are to be considered given on the first to occur of the following: (i) such time as it is actually received by such person; (ii) if a courier such as Federal Express or UPS is used, the delivery date recorded by the courier; or (iii) in the case of a notice sent by facsimile (“fax”) or email, on the date of transmission of the fax or email provided that the recipient confirms receipt by return fax or email to the sender on the same or the next following business day.

C. Assignability. Debtor may not assign all or any part of Debtor’s rights and obligations under the terms of this Security Agreement without the prior written consent of Secured Party. No assignment by Debtor that is approved by Secured Party and no assignment by Secured Party pursuant to Paragraph A. of Article X of this Security Agreement is to relieve the assignor of the assignor’s obligations under the terms of this Security Agreement if the assignee fails to perform those obligations.

D. Binding Effect. Except as provided in Paragraph C. above, this Security Agreement is to be binding upon and is to inure to the benefit and detriment of the parties hereto and their respective personal representatives, heirs, successors, and assigns.

E. Entire Agreement. This Security Agreement contains the entire agreement of the parties on the matters covered. No other agreement, statement, or promise made by either party that is not in writing and signed by both parties is to be binding.

F. Time of the Essence. Time is of the essence with respect to each provision of this Security Agreement.

G. Severability. If any provision of this Security Agreement, or the application of it to any party or circumstance is held to be invalid, such provision shall be ineffective, but the remainder of this Security Agreement, and the application of such provision to the other parties or circumstances, shall not be affected thereby.

H. Governing Law. This Security Agreement is to be governed by and construed in accordance with the laws of the State of California as in effect from time to time.

I. Headings. The headings contained in this Security Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Security Agreement.

J. Amendments. This Security Agreement may be amended or terminated only by a writing signed by Debtor and Secured Party.

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K. Counterparts, Signatures. This Security Agreement may be executed in counterparts, which, taken together, shall comprise the entire Security Agreement. Facsimile or electronic (e.g., pdf) signatures shall be treated as original signatures and may be relied upon as originals.

Dated this 28th day of May, 2010.

DEBTOR:		SECURED PARTY:

MADELYNE VICTORIA TRIONE TRUST		VICTOR S. TRIONE DECLARATION OF TRUST

By:	/s/ Mark H. Trione	By:	/s/ Victor S. Trione
	Mark H. Trione, Trustee		Victor S. Trione, Trustee

By:	/s/ John F. Hamann
John F. Hamann, Trustee

ACKNOWLEDGEMENT BY HANSON BRIDGETT LLP

OF RECEIPT OF SALE AUTHORIZATION

Theodore A. Hellman is currently a partner of the law firm of Hanson Bridgett LLP. In his capacity as a partner of Hanson Bridgett LLP and on behalf of Hanson Bridgett LLP, Theodore A. Hellman hereby (i) acknowledges receipt of a copy of the foregoing Security Agreement; and (ii) acknowledges that, in accordance with Paragraph A. of Article V of this Security Agreement, the law firm of Hanson Bridgett LLP has received authorization from Debtor to transfer ownership of the Stock Shares to any purchaser of the Stock Shares at a foreclosure sale conducted pursuant to this Security Agreement.

Date: June 1, 2010	HANSON BRIDGETT LLP

	By:	/s/ Theodore A. Hellman
Theodore A. Hellman, Partner

ACKNOWLEDGEMENT OF SECURITY INTEREST AND

AGREEMENT NOT TO SELL WITHOUT CONSENT

Mark H. Trione is currently acting as the Secretary of the Board of Directors of the Corporation. In his capacity as Secretary and on behalf of the Corporation, Mark H. Trione hereby (i) acknowledges receipt of a copy of the foregoing Security Agreement; (ii) agrees to recognize, in accordance with Paragraph B. of Article V of this Security Agreement, that Secured Party holds a security interest in the Stock Shares pursuant to this Security Agreement; (iii) agrees that, in accordance with Paragraph B. of Article V of this Security Agreement, the Corporation will not transfer the Stock Shares or issue any additional shares of Common Stock of the Corporation without the consent of Secured Party; (iv) agrees to provide Secured Party with copies of the financial statements of the Corporation pursuant to Paragraph B. of Article VII of the Security Agreement, (v) agrees that, upon the occurrence of an event of default by Debtor, Secured Party may exercise the voting rights incident to the Stock Shares pursuant to Subparagraph B.2. of Article X of the Security Agreement, and (vi) agrees that, upon the occurrence of an event of default by Debtor, all distributions that are made by the Corporation with respect to the Stock Shares are to be paid to Secured Party pursuant to Subparagraph B.3. of Article X of the Security Agreement.

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Corporation:

LUTHER BURBANK CORPORATION

Date: 6-1-10	By:	/s/ Mark H. Trione
Mark H. Trione, Secretary

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